SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2008

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 17, 2008, TVI Corporation (the “Company”) executed the Seventh Amendment to Financing and Security Agreement (the “Seventh Amendment”), which further amends the Financing and Security Agreement, dated as of October 31, 2006 (the “Credit Agreement”), entered into with Branch Banking & Trust Company. As amended, the Credit Agreement provides for a $25.0 million revolving credit facility (the “Revolving Facility”) and a $5.0 million term acquisition credit facility. Borrowings under the Revolving Facility are additionally capped by a defined loan base amount (the “Borrowing Base”), which is a function of defined levels of eligible accounts receivable, inventory and net fixed assets plus, for the period from December 31, 2007 through March 31, 2008, a temporary override amount (the “Override”). The Seventh Amendment increases the Override from $3.6 million to $5.1 million for the period commencing January 17, 2008 through and including February 29, 2008; provided that on March 1, 2008 the Override shall revert to $3.6 million through the term of the Seventh Amendment, which expires on March 31, 2008. As of April 1, 2008, the Override will revert to zero unless the Credit Agreement is further amended, as to which there can be no assurance.

The Seventh Amendment is attached as Exhibit 10.6.7 to this current report and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the acquisition by the Company of substantially all of the assets of Signature Special Event Services, LLC (“SSES”) on October 31, 2006, the Company entered into an employment agreement with Thomas N. Brown, SSES’s President, and Dennis Remsberg, SSES’s Disaster Relief and National Sales Manager. The employment agreements entitled each of Messrs. Brown and Remsberg to receive, among other things, payments earned under an Incentive Bonus Program (the “Program”) described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

On January 18, 2007, the Company gave notice to Messrs. Brown and Remsberg that the Company had exercised its option to terminate their respective employment agreements due to a Performance Shortfall (i.e., the failure of the acquired SSES business to achieve at least $3.0 million in EBITDA (as defined) for the year ended December 31, 2007). The termination of the employment agreements also automatically terminated the Program and neither of Messrs. Brown and Remsberg will be entitled to severance pay or other payments or benefits provided in his respective employment agreement or under the Program. Further, TVI has waived all remaining non-compete obligations and thus no further non-compete payments will be payable to either of Messrs. Brown or Remsberg.

The Company intends to continue the employment relationship with both Mr. Brown, as SSES’s President, and Mr. Remsberg, as SSES’s Disaster Relief and National Sales Manager, which employment relationships shall continue on an “at-will” basis notwithstanding the termination of the employment agreements.

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Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

10.6.7	TVI Seventh Amendment to Financing and Security Agreement, dated as of January 17, 2008, among TVI Corporation, CAPA Manufacturing Corp., Safety Tech International, Inc. and Signature Special Event Services, Inc. and Branch Banking & Trust Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: January 23, 2008
/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer

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